Exhibit 5.1

641 Lexington Avenue | 14th Floor

New York, New York 10022

Dial: 212.335.0466

Fax: 917.688.4092

info@foleyshechter.com

www.foleyshechter.com

September 27, 2024

Heart Test Laboratories, Inc.

550 Reserve Street, Suite 360

Southlake, TX 76092

Re:	Heart Test Laboratories, Inc.’s Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-272501)

Ladies and Gentlemen:

We have acted as counsel to Heart Test Laboratories, Inc., a Texas corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, of the Company’s Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-272501) (the “Registration Statement”), including the prospectus which forms a part of the Registration Statement (the “Prospectus”), relating to the proposed public offering of up to 1,882,353 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”). The Shares will be sold pursuant to one or more Securities Purchase Agreement (the “Agreement”) to be entered into among the Company and certain accredited investors or qualified institutional buyers to be identified on the signature pages thereto (collectively, the “Investors”). The Registration Statement also registers (i) warrants to purchase up to 75,294 shares of Common Stock issuable to the placement agent (the “Placement Agent”) in the proposed public offering or its designees (the “Placement Agent Warrants”); and (ii) 75,294 shares of Common Stock, issuable from time to time upon exercise of the Placement Agent Warrants (the “Placement Agent Warrant Shares” and together with the Placement Agent Warrant, the “Placement Agent Securities”) pursuant to a placement agent agreement to be entered into between the Company and the Placement Agent (the “Placement Agent Agreement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the proposed public offering of the Shares and/or the Placement Agent Securities.

As such counsel, we have examined: (i) the Registration Statement, (ii) the Prospectus, (iii) the forms of the Agreement and the Placement Agent Agreement, (iv) the Company’s certificate of formation and bylaws, both as currently in effect; (v) certain resolutions of the Company’s Board of Directors relating to the issuance and sale of the Shares and the issuance of the Placement Agent Securities (the “Resolutions”); and (vi) such other proceedings, documents, and records and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the following: (x) the authenticity of original documents and the genuineness of all signatures; (y) the conformity to the originals of all documents submitted to us as copies; and (z) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company without having independently verified such factual matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that: (w) the Shares have been duly authorized by the Company, and following (i) the valid execution and delivery by the Company and each Investor of the Agreement, (ii) effectiveness of the Registration Statement, (iii) issuance of the Shares pursuant to the terms of the Agreement, and (iv) receipt by the Company of the consideration for the Shares specified in the Resolutions, and, when issued, delivered and paid for in accordance with the terms of the Agreement, will be validly issued, fully paid and nonassessable and (x) when the Placement Agent’s Warrants are duly executed by the Company and issued to the Placement Agent or its designee against payment therefor, such Placement Agent’s Warrants, when sold and issued as contemplated in the Registration Statement, will be valid and binding obligations of the Company; and (z) the Placement Agent Warrant Shares, when issued, sold and paid for in accordance with the terms of the Placement Agent Warrants, will be validly issued, fully paid and non-assessable.

Our opinions set forth herein are limited to the laws of the State of Texas and the State of New York (the “Covered Law”). Our opinions expressed herein are subject to the following qualifications and exceptions: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences, and equitable subordination; and (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). We do not express any opinion with respect to the law of any jurisdiction other than Covered Law or as to the effect of any such non-Covered Law on the opinions herein.

In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Covered Law. This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. It is understood that this opinion is to be used only in connection with the offer, sale, and issuance of the Shares while the Registration Statement is in effect.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC promulgated thereunder.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is expressed as of the date hereof unless otherwise expressly stated and is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Sincerely yours,

/s/ Foley Shechter Ablovatskiy LLP